Exhibit 10.26

(1) PILANESBERG PLATINUM MINES PROPRIETARY LIMITED

(as Borrower)

(2) NEDBANK LIMITED (ACTING THROUGH ITS NEDBANK CORPORATE AND

INVESTMENT BANKING DIVISION)

(as Original Facility A Lender)

- and -

(3) Nedbank Limited (acting through its Nedbank CoRporate and

Investment Banking Division)

(as Facility Agent)

Facility a agreement

CONTENTS

1.	Definitions and Interpretation	1
2.	The Facility	4
3.	Purpose	4
4.	Utilisation	4
5.	Interest	6
6.	Interest Periods	6
7.	Prepayment and Repayment	7
8.	FINANCIAL COVENANTS	7
9.	Events of Default	8
10.	FEES	8
11.	ANCILLARY bUSINESS	9
12.	Designations	9
13.	Miscellaneous	10

SCHEDULE 1: Commitment	11
SCHEDULE 2: Form of Utilisation Request	12
SCHEDULE 3: Hedging Policy	14
SCHEDULE 4: Excluded Accounts	15

Part 1: Excluded Secured Accounts	15
Part 2: Excluded CFC Account	15

SIGNATURE pages	16

THIS AGREEMENT IS MADE BETWEEN:

(1)	PILANESBERG PLATINUM MINES PROPRIETARY LIMITED, a company incorporated in South Africa with registration number 2002/015572/07 (the "Borrower");

(2)	Nedbank Limited (acting through its Nedbank Corporate aNd Investment Banking Division), a public company and registered bank duly incorporated according to the company and banking laws of South Africa with registration number 1951/000009/06 (as "Original Facility A Lender"); and

(3)	Nedbank Limited (acting through its Nedbank CORPORATE and Investment Banking Division), a public company and registered bank duly incorporated according to the company and banking laws of South Africa with registration number 1951/000009/06 (as "Facility Agent").

IT IS AGREED:

1.	Definitions and Interpretation

1.1	Definitions

In this Agreement, unless the context indicates a contrary intention, the following words and expressions bear the meanings assigned to them and cognate expressions bear corresponding meanings:

"Agreement" means this Facility A Agreement, as read with the Common Terms Agreement;

"Availability Period" means the period from and including the CP Satisfaction Date to and including the earlier to occur of:

(a)	the date falling 1 (one) Month prior to the Final Maturity Date; and

(b)	the date upon which the Available Facility is cancelled in full in terms of this Agreement and/or the Common Terms Agreement;

"Available Commitment" means, at any time during the Availability Period in relation to any Facility A Lender, that Facility A Lender's Commitment minus:

(a)	the amount of any outstanding Loans made under this Agreement; and

(b)	in relation to any proposed Utilisation, the amount of any Loans made under this Agreement that are due to be made on or before the proposed Utilisation Date,

in each case at that time, provided that for the purposes of calculating a Facility A Lender's Available Commitment in relation to any proposed Utilisation, that Facility A Lender's participation in any Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date shall not be deducted from that Facility A Lender's Available Commitment;

"Available Facility" means the aggregate for the time being of each Facility A Lender's Available Commitment;

"Base Rate" means JIBAR for the selected Interest Period;

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"Commitment" means:

(a)	in respect of the Original Facility A Lender under this Agreement:

(i)	the amount set opposite its name in schedule 1 (Commitment) of this Agreement; and

(ii)	the amount of any other Commitment transferred to it in accordance with the terms of this Agreement and the Common Terms Agreement; and

(b)	in respect of any New Lender who becomes a Party to this Agreement, the amount of the Commitment which it acquires,

to the extent not cancelled, transferred or reduced under the Finance Documents;

"Common Terms Agreement" means the written agreement entitled "Common Terms Agreement" entered into or to be entered into on or about the Signature Date between, inter alios, the Borrower, Sedibelo Resources Limited, Nedbank Limited (acting through its Nedbank Corporate and Investment Banking Division) (as Arranger, Original Facility A Lender and Facility Agent), Bowwood and Main No 335 Proprietary Limited (to be renamed "Bowwood and Main No 335 (RF) Proprietary Limited") (as Debt Guarantor), Richtrau No. 123 Proprietary Limited, Itereleng Bakgatla Minerals Resources Proprietary Limited, Clidet No. 832 Proprietary Limited, Orkid S.a.r.l. and Platinum Investor Consortium Proprietary Limited (as Original Guarantors);

"CP Documents" has the meaning given to it in the Common Terms Agreement and, for the purposes of this Agreement and paragraph (b) of the definition of "CP Documents" in the Common Terms Agreement, shall include the documents and evidence designated as such in clause 4.1(b);

"Excluded Secured Accounts" means each of the bank accounts of the Borrower listed in part 1 of schedule 4 (Excluded Accounts);

"Excluded CFC Account" means the bank account of the Borrower listed in part 2 of schedule 4 (Excluded Accounts);

"Facility A" means the senior secured revolving credit facility made or to be made available to the Borrower by the Facility A Lender under and in terms of this Agreement;

"Facility A Amount" means ZAR500,000,000;

"Facility A Lenders" means:

(a)	the Original Facility A Lender; and

(b)	any New Lender in respect of Facility A,

and "Facility A Lender" means each or any one of them, as the context may require;

"Facility Majority Lenders" means a Lender or Lenders whose Commitments hereunder aggregate more than 66 2/3 per cent of the Total Facility A Commitments (or, if the Total Facility A Commitments have been reduced to zero, aggregated more than 66 2/3 per cent of the Total Facility A Commitments immediately prior to that reduction);

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"Final Maturity Date" means the date falling 3 (three) years from the CP Satisfaction Date (or such later date as the Facility Agent may agree in writing);

"Hedging Policy" has the meaning given to it in the Common Terms Agreement and, for the purposes of this Agreement and the definition of "Hedging Policy" in the Common Terms Agreement, shall mean the hedging policy contemplated in clause 12.3 (Hedging Policy) and schedule 3 (Hedging Policy);

"Interest Period" means in relation to a Loan, each period determined in accordance with clause 6 (Interest Periods);

"Loan" means a loan made or to be made under this Facility A, or the principal amount outstanding for the time being of that loan, as the context may require;

"Margin" means:

(a)	until (and excluding) the date upon which the Parent becomes listed on a recognised securities or stock exchange, 3.80% per annum;

(b)	with effect from (and including) the date upon which the Parent becomes listed on a recognised securities or stock exchange until (and excluding) the date upon which the Parent has raised equity of no less than USD50,000,000, 3.65% per annum; and

(c)	with effect from (and including) the date upon which the Parent becomes listed on a recognised stock exchange and has raised equity of no less than USD50,000,000, 3.50% per annum;

"Parties" means a party to this Agreement and "Party" means, as the context requires, any one of them;

"Permitted Financial Indebtedness" has the meaning given to it in the Common Terms Agreement and, for the purposes of this Agreement and paragraph (l) of the definition of "Permitted Financial Indebtedness" in the Common Terms Agreement, shall include the Financial Indebtedness designated as such in clause 12.2 (Permitted Financial Indebtedness);

"Permitted Loans" has the meaning given to it in the Common Terms Agreement and, for the purposes of this Agreement and paragraph (d) of the definition of "Permitted Loans" in the Common Terms Agreement, shall include the loans designated as such in clause 12.1 (Permitted Loans);

"Refinancing" means the repayment, prepayment or replacement of a Facility (in whole or in part) funded directly or indirectly by way of the incurrence by an Obligor or any Affiliate of any Obligor of Financial Indebtedness or the issue of any preference shares by an Obligor or any Affiliate of any Obligor, and "Refinance" and "Refinanced" shall be construed accordingly;

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"Utilisation" means a utilisation of Facility A;

"Utilisation Date" means the date of a Utilisation, being the date on which a relevant Loan is to be made; and

"Utilisation Request" means a notice substantially in the form set out in schedule 2 (Form of Utilisation Request).

1.2	Interpretation

(a)	Terms used (but not otherwise defined) in this Agreement have the meaning given to them in the Common Terms Agreement.

(b)	The provisions of clauses 1.1 (Definitions), 1.2 (Construction) and 1.5 (Third party rights) of the Common Terms Agreement apply to this Agreement as if set out in this Agreement in full.

(c)	This Agreement and the rights and obligations of the Parties shall in all respects be subject to the terms and conditions of the Common Terms Agreement and in the event of any conflict between the provisions of this Agreement and the provisions of the Common Terms Agreement, the provisions of this Agreement shall apply.

2.	The Facility

2.1	The Facility

Subject to the terms of this Agreement and the Common Terms Agreement, the Facility A Lenders make available to the Borrower a ZAR senior secured revolving credit facility in an aggregate amount equal to the Facility A Amount.

2.2	Facility Agreement

This Agreement is the Facility A Agreement as referred to in the Common Terms Agreement.

3.	Purpose

3.1	Purpose

The Borrower shall apply all amounts borrowed by it under Facility A towards funding the general corporate, capital expenditure and working capital requirements of the Obligors from time to time.

3.2	Monitoring

The Facility A Lender is not bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	Utilisation

4.1	Conditions of Utilisation

(a)	Subject to clause 4.1(b) below, the obligations of each Facility A Lender to participate in any Loan and the rights of the Borrower under this Agreement are subject to the fulfilment or waiver (as applicable) of each condition set out in clause 4 (Conditions of Utilisation) of the Common Terms Agreement.

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(b)	For purposes of clause 4 (Conditions of Utilisation) of the Common Terms Agreement and in terms of paragraph (b) of the definition of "CP Documents" in the Common Terms Agreement, the following shall be designated as CP Documents:

(i)	written confirmation from a director of the Borrower that all relocation agreements required in order to enable the Borrower to have unhindered access to the Mining Area have been concluded and are in full force and effect, unconditional and implemented in accordance with their terms; and

(ii)	confirmation that the Borrower has unencumbered Cash and Cash Equivalents on hand as at the CP Satisfaction Date in an amount not less than ZAR750,000,000 (seven hundred and fifty million Rand).

4.2	Delivery of a Utilisation Request

Subject to clause 4.1 (Conditions of Utilisation), the Borrower may utilise Facility A by delivering to the Facility Agent a duly completed Utilisation Request not later than 11:00am 3 (three) Business Days before the proposed Utilisation Date (or such shorter period as may be agreed between the Lender and the Borrower in writing).

4.3	Completion of a Utilisation Request

(a)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	the proposed Utilisation Date is a Business Day within the Availability Period;

(ii)	the currency and amount of the Utilisation comply with clause 4.4 (Currency and amount);

(iii)	it selects the applicable Interest Period in accordance with clause 6.1 (Selection of Interest Periods); and

(iv)	it specifies that the proceeds of the Utilisation are to be credited to a bank account of the Borrower in South Africa.

(b)	Only one Loan may be requested in each Utilisation Request.

(c)	Only one Utilisation Request may be outstanding at any time, and no more than 2 (two) Utilisation Requests may be issued in any calendar month.

(d)	No more than 10 (ten) Loans may be outstanding at any one time.

4.4	Currency and amount

(a)	The currency specified in a Utilisation Request must be South African Rand.

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(b)	The amount of the proposed Loan:

(i)	must be a minimum of ZAR25,000,000 (twenty-five million Rand) or, if less, the Available Facility and in integral multiples of ZAR5,000,000 (five million Rand) (or, if less, the Available Facility); and

(ii)	must not, when aggregated with the amount of all other Loans which are outstanding at that time, exceed the Facility A Amount.

4.5	Loan availability

(a)	If the conditions in the Common Terms Agreement and this Agreement have been met, each Facility A Lender shall make its share in a Loan (pro rata to its Available Commitment) available through its Facility Office by no later than 11h00 on the applicable Utilisation Date by depositing that amount into the account of the Borrower specified in the Utilisation Request.

(b)	The Facility Agent shall notify each Facility A Lender, as soon as reasonably practicable, of the amount of each Loan and the amount of its participation in that Loan.

4.6	Cancellation of Commitment

Unless cancelled earlier pursuant to clause 4.4 (Termination) and clause 7.1 (Voluntary cancellation) of the Common Terms Agreement, any portion of the Available Facility which has not been utilised by the end of the Availability Period shall be immediately cancelled at the end of the Availability Period.

5.	Interest

5.1	Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of:

(a)	the Margin; and

(b)	the applicable Base Rate.

5.2	Payment of interest

Subject to clause 9.3 (Default Interest) of the Common Terms Agreement, the Borrower shall pay all accrued and unpaid interest on each Loan on the last day of each Interest Period.

5.3	Notification of rates of interest

The Facility Agent shall promptly notify the Facility A Lender and the Borrower of the determination of a rate of interest under this Agreement (as read with the Common Terms Agreement).

6.	Interest Periods

6.1	Selection of Interest Periods

(a)	The Borrower must select an Interest Period for a Loan in the Utilisation Request for that Loan in accordance with clause 6.1(b) below.

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(b)	The Borrower may only select an Interest Period of 1 (one) Month, 3 (three) Months or 6 (six) Months.

6.2	Interest Periods

Each Interest Period for a Loan shall start on the Utilisation Date for that Loan or (if already made) on the last day of its preceding Interest Period.

6.3	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

6.4	Consolidation of Loans

If two or more Interest Periods in respect of any Loans end on the same date, those Loans will, unless the Borrower specifies to the contrary in writing prior to the end of that Interest Period, be consolidated into, and treated as, a single Loan on the last day of the Interest Period.

7.	Prepayment and Repayment

7.1	Voluntary Prepayment

Voluntary prepayments on account of this Facility A may be made subject to the provisions of clause 7 (Voluntary Prepayment and Cancellation) of the Common Terms Agreement.

7.2	Mandatory Prepayment

The Borrower shall be obliged to prepay amounts in accordance with clause 6 (Mandatory Prepayment) of the Common Terms Agreement.

7.3	Capital Repayment

Subject to clauses 7.1 (Voluntary Prepayment) and 7.2 (Mandatory Prepayment), the Borrower shall repay the Facility A Outstandings under this Facility A in full on the Final Maturity Date.

7.4	Reborrowing

Unless a contrary indication appears in the Common Terms Agreement, the Borrower may reborrow any part of Facility A which is repaid or prepaid in accordance with clause 7.2 (Voluntary Prepayments and Cancellation) of the Common Terms Agreement.

7.5	Application of prepayments

Any prepayment of a Utilisation (other than a prepayment pursuant to clause 7.2 (Mandatory Prepayment) shall be applied pro rata to each Facility A Lender's participation in that Utilisation.

8.	FINANCIAL COVENANTS

8.1	Financial Condition

The Borrower shall ensure that:

(a)	the Net Debt to EBITDA Ratio in respect of any Measurement Period shall be less than 2.50 times;

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(b)	the Interest Cover Ratio in respect of any Measurement Period shall be greater than 4.00 times; and

(c)	EBITDA in respect of any Measurement Period is not less than ZAR200,000,000.

9.	Events of Default

9.1	Consequences of an Event of Default

Subject to the terms of the Intercreditor Agreement and clause 9.2 (Facility Agent Instructions), on and at any time after the occurrence of an Event of Default which is continuing, the Facility Agent may, by notice to the Obligors' Agent:

(a)	cancel all or any part of the Commitments whereupon they shall immediately be cancelled;

(b)	declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable;

(c)	declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Facility Agent on the instructions of the Facility A Lenders;

(d)	take all steps which the Facility Agent considers desirable to enforce the Transaction Security, including without limitation, issuing a demand under the Debt Guarantee to the Debt Guarantor; and/or

(e)	exercise or direct the Debt Guarantor or any other party to exercise any or all of the rights, remedies, powers or discretions arising under the Finance Documents.

9.2	Facility Agent Instructions

(a)	In respect of any of the actions contemplated in clauses 9.1(a) to 9.1(d), the Facility Agent shall be entitled to take any such actions acting on the instructions of all of the Facility A Lenders.

(b)	In respect of any of the actions contemplated in clause 9.1(e), the Facility Agent shall be entitled to take any such actions acting on the instructions of the Facility Majority Lenders.

10.	FEES

10.1	Commitment Fee

(a)	The Borrower shall pay to the Facility Agent (for the account of each Facility A Lender) a fee computed at the rate of 30% of the Margin per annum, excluding VAT, on the Available Commitment that is available to be utilised but has not been utilised.

(b)	The accrued commitment fee is payable on the last day of each successive period of 3 (three) Months which ends during the relevant Availability Period, on the last day of the relevant Availability Period and, if cancelled in full, on the cancelled amount of the relevant Commitment at the time the cancellation is effective.

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11.	ANCILLARY bUSINESS

11.1	Transactional banking services undertaking

The Borrower shall transfer its day-to-day transactional banking services including, but not limited to, controlled foreign currency accounts, but excluding the Excluded Secured Accounts and the Excluded CFC Account, to the Original Facility A Lender as soon as practicably possible after the CP Satisfaction Date.

11.2	Right to quote

Where the Borrower intends:

(a)	procuring any loan funding or Financial Indebtedness (including for purposes of potentially Refinancing or replacing Facility A);

(b)	procuring any Treasury Transaction in relation to any interest rate exposure of a Group Company; or

(c)	executing any foreign currency trade or any Treasury Transaction entered into for or in connection with providing protection against or benefit from fluctuation in any rate or price (including commodity prices), save in respect of any foreign currency trade or Treasury Transaction entered into in relation to the Investec RCF Agreement, it shall procure that:

(i)	in respect of any Treasury Transaction with a tenor of less than six months or any foreign currency trade only, the Borrower shall provide the Original Facility A Lender with sufficient details of the intended transaction, and allow such time as may be reasonable in the circumstances (taking into account the nature of such a transaction), to enable the Original Facility A Lender to propose an executable quote in relation to the proposed transaction; and

(ii)	in all other instances (including for Treasury Transaction with a tenor of greater than six months), the Borrower shall provide the Original Facility A Lender with sufficient details of the intended transaction, and allow such time as may be reasonable in the circumstances (which shall, in any event, be no more than 20 Business Days), to enable the Original Facility A Lender to propose an executable quote in relation to the proposed transaction.

12.	Designations

12.1	Permitted Loans

Any loan made by the Borrower to Kelltech and its Subsidiaries (provided that the aggregate of such loans does not, in aggregate, exceed USD10,000,000 (ten million Dollars) (or its equivalent in any other currency)) shall be designated, or permitted, as a Permitted Loan for purposes of the Common Terms Agreement.

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12.2	Permitted Financial Indebtedness

Financial Indebtedness which is incurred by the Borrower in favour of any third party funder (to the extent not incurred under Facility B or any Further Facility), where the aggregate amount of:

(a)	the Financial Indebtedness incurred by the Borrower in favour of any such third party; and

(b)	any other Financial Indebtedness incurred by the Borrower under, or in terms of, Facility B and any Further Facility (as applicable),

does not, at any time, exceed ZAR500,000,000 (five hundred million Rand) shall be designated, or permitted, as Permitted Financial Indebtedness for purposes of the Common Terms Agreement.

12.3	Hedging Policy

The hedging policy set out in schedule 3 (Hedging Policy) shall be designated, or agreed, as a Hedging Policy for purposes of the Common Terms Agreement.

13.	Miscellaneous

13.1	Incorporation of Terms

The provisions of clauses 31 (Notices), 35 (Amendments and Waivers) and 44 (Jurisdiction) of the Common Terms Agreement shall apply to this Agreement as if set out in full in this Agreement and as if references in those clauses to "this Agreement" or "the Finance Documents" are references to this Agreement.

13.2	Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement as at the date of signature of the Party last signing one of the counterparts.

13.3	No initialling

The Parties record that it is not required for this Agreement to be valid and enforceable that a Party shall initial the pages of this Agreement and/or have its signature of this Agreement verified by a witness.

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SCHEDULE 1: Commitment

Name of Original Lender	Commitment
Nedbank Limited (acting through its Nedbank Corporate and Investment Banking division)	ZAR	500,000,000

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SCHEDULE 2: Form of Utilisation Request

From:      Pilanesberg Platinum Mines Proprietary Limited (as Borrower)

To:	Nedbank Limited (acting through its Nedbank Corporate and Investment Banking Division) (as Facility Agent)

Date: [◆] 20[◆]

Dear Sirs

PILANESBERG PLATINUM MINES PROPRIETARY LIMITED - FACILITY A AGREEMENT

1.	We refer to the Facility A Agreement dated [◆] (the "Facility A Agreement") concluded between, inter alios, Pilanesberg Platinum Mines Proprietary Limited and Nedbank Limited (acting through its Nedbank Corporate and Investment Banking Division).

2.	Terms defined in the Facility A Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

3.	We wish to borrow a Loan on [◆] (the "Proposed Utilisation Date") in an amount of ZAR[◆] ([◆] Rand).

4.	The proceeds of this Loan should be paid to the persons and credited to the following account:

Name:	Pilanesberg Platinum Mines Proprietary Limited

Bank Name:	[◆]

Branch Name:	[◆]

Branch Code:	[◆]

Account Number:	[◆]

Reference:	[◆].

5.	We select Interest Periods of [1 (one) Month, 3 (three) Months or 6 (six) Months] for the proposed Loan.

6.	We confirm that each condition specified in clause 4 (Conditions of Utilisation) of the Common Terms Agreement and clause 4.1 (Conditions of Utilisation) of the Facility A Agreement is satisfied on the date of this Utilisation Request.

7.	This Utilisation Request is irrevocable.

8.	We confirm that the proceeds from this Utilisation are going to be applied solely towards the purpose contemplated in clause 3 (Purpose) of the Facility A Agreement and towards no other purpose.

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Yours faithfully

For: PILANESBERG PLATINUM MINES PROPRIETARY LIMITED (as Borrower)

Who warrants his authority hereto

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SCHEDULE 3: Hedging Policy

1.	Mandatory Hedging

The Borrower shall enter into Treasury Transactions with Hedging Counterparties under Hedging Agreements, where required by the Facility Agent, and agreed to by the Borrower, from time to time.

2.	Permitted Hedging

Other than those Transactions contemplated in paragraph 1 above, the Borrower may conclude Treasury Transactions from time to time, only where:

(a)	that Treasury Transaction:

(i)	is not subject to any Security provided by any Obligor, other than as permitted in accordance with clause 21.15 (Negative pledge) of the Common Terms Agreement; and

(ii)	is entered into by the Borrower with a person other than a Hedging Counterparty and where:

(A)	that transaction does not result in more than 20% of the Borrower’s platinum, palladium, rhodium, gold, copper or nickel production for the most recent Measurement Period being hedged from a commodity price perspective; and/or

(B)	that transaction does not result in more than 20% of the Borrower’s revenue for the most recent Measurement Period being hedged from an exchange rate perspective,

and, in each case, that transaction is not entered into for a period of longer than 12 months; or

(b)	that Treasury Transaction is a Permitted Treasury Transaction.

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SCHEDULE 4: Excluded Accounts

Part 1: Excluded Secured Accounts

Bank	Account description	Account number / reference
Absa Bank Limited	DMRE Guarantees	[***]
Absa Bank Limited	DMRE Guarantees	[***]
Investec Bank Limited	Call Account	[***]
FirstRand Bank Limited	RMB Bonds & Money Market	[***]
Investec Bank Limited	Call Deposit	[***]
The Standard Bank of South Africa Limited	Call Deposit	[***]

Part 2: Excluded CFC Account

Bank	Account description	Account number / reference
Investec Bank Limited	Customer Foreign Currency	[***]

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SIGNATURE pages

SIGNED at Sandton on 15 July 2022

For and on behalf of

PILANESBERG PLATINUM MINES PROPRIETARY LIMITED (as Borrower)

/s/ Erich Clarke
Signature
Erich Clarke
Name of Signatory
Director
Designation of Signatory

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SIGNED at Sandton on 15 July 2022

For and on behalf of

NEDBANK LIMITED (ACTING THROUGH ITS NEDBANK CORPORATE AND INVESTMENT BANKING DIVISION) (as Original Facility A Lender)

/s/ [***]
Signature
[***]
Name of Signatory
Authorised Signatory
Designation of Signatory

/s/ [***]
Signature
[***]
Name of Signatory
Authorised Signatory
Designation of Signatory

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SIGNED at Sandton on 15 July 2022

For and on behalf of

NEDBANK LIMITED (ACTING THROUGH ITS NEDBANK CORPORATE AND INVESTMENT BANKING DIVISION) (as Facility Agent)

/s/ [***]
Signature
[***]
Name of Signatory
Authorised Signatory
Designation of Signatory

/s/ [***]
Signature
[***]
Name of Signatory
Authorised Signatory
Designation of Signatory

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